EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to the inclusion in the prospectus of this post-effective amendment #1 to the registration statement on Form SB-2 (No. 333-116455) of our report, dated March 31, 2005, on our audit of the consolidated financial statements of Secured Services, Inc. and Subsidiaries as of and for the year ended December 31, 2004 and for the period from April 28, 2003 (date of inception) to December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.





ROSELAND, NEW JERSEY                                /s/ J.H. COHN LLP
MAY 31, 2005                                     ----------------------------
                                                    J.H. COHN LLP